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                                                                    EXHIBIT (23)

CONSENT OF KPMG LLP
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Board of Directors
First Union Corporation

We consent to the incorporation by reference in the Registration Statements of
(i) First Union Corporation on:

                   Registration                            Registration
                      Statement                               Statement
       Form              Number                 Form             Number
      ------       ------------                 ----       ------------
         S-3           33-50103                  S-3          333-31462
         S-8           33-51964                  S-3          333-34151
         S-8           33-54148                  S-8          333-36839
         S-8           33-60835                  S-8          333-37709
         S-8           33-60913                  S-3          333-41046
         S-8           33-62307                  S-8          333-42018
         S-8           33-63387                  S-8          333-43960
         S-8           33-65501                  S-8          333-44015
         S-8           333-2551                  S-3          333-47286
         S-8          333-10179                  S-8          333-50589
         S-8          333-10211                  S-3          333-50999
         S-8          333-11613                  S-8          333-53549
         S-8          333-14469                  S-3          333-58299
         S-3          333-15743                  S-3          333-70489
         S-3          333-17599                  S-8          333-83969
         S-4       333-19039-01                  S-8          333-89299
         S-4          333-20611                  S-3          333-90593

(ii) First Union Capital I on Form S-3 (No. 333-15743-01); (iii) First Union Capital II on Form S-3 (No. 333-15743-02); (iv) First Union Capital III on Form S-3 (No. 333-15743-03); (v) First Union Institutional Capital I on Form S-4 (No. 333-19039); (vi) First Union Institutional Capital II on Form S-4 (No. 333-20611-01); (vii) First Union Capital I on Form S-3 (No. 333-90593-01);
(viii) First Union Capital II on Form S-3 (No. 333-90593-02); and (ix) First Union Capital III on Form S-3 (No. 333-90593-03) of First Union Corporation of our report dated January 18, 2001, relating to the consolidated balance sheets of First Union Corporation and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the 2000 Annual Report to Stockholders which is incorporated by reference in First Union Corporation's 2000 Form 10-K.


KPMG LLP

Charlotte, North Carolina
March 15, 2001